Exhibit (h)(2)(xvi)

AMENDMENT NO. 1 TO THE

EXPENSE LIMITATION AGREEMENT

Amendment No. 1 to the Expense Limitation Agreement, dated as of September 9, 2005, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 1”).

The Manager and Trust hereby agree to modify and amend the Expense Limitation Agreement dated as of July 9, 2004 (“Agreement”) between them as follows:

1.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 1 to Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer		Senior Vice President

AMENDMENT NO. 1

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Name of Portfolio	Maximum Annual Operating Expense Limit

EQ/Enterprise Equity Income Portfolio	0.80%

EQ/Enterprise Equity Portfolio	0.90%

EQ/Enterprise Growth and Income Portfolio	0.80%

EQ/Enterprise Growth Portfolio	0.90%

EQ/Enterprise High-Yield Bond Portfolio	0.60%

EQ/Enterprise International Growth Portfolio	1.30%

EQ/Enterprise Mergers and Acquisitions Portfolio	1.20%

EQ/Enterprise Multi-Cap Growth Portfolio	1.15%

EQ/Enterprise Short Duration Bond Portfolio	0.40%

EQ/Enterprise Small Company Growth Portfolio	1.05%

EQ/Enterprise Small Company Value Portfolio	1.05%

EQ/Enterprise Total Return Portfolio	0.40%

EQ/MONY Government Securities Portfolio	0.75%

EQ/MONY Intermediate Term Bond Portfolio	0.75%

EQ/MONY Long Term Bond Portfolio	0.75%

EQ/Enterprise Moderate Allocation Portfolio (formerly, EQ/Enterprise Managed Portfolio)	0.10%